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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 21, 2000
                                                        -----------------


                             MULTIMEDIA K.I.D., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                        000-24637               91-1890338
----------------------------          -----------             -------------
(State or other jurisdiction          (Commission             (IRS Employer
    of incorporation)                 File Number)          Identification No.)



23 Halutzat Hapardesanut Street, Petach Tikvah, 49221 Israel         N/A
------------------------------------------------------------      ---------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: 011-972-3-930-7302
                                                    ------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

On December 21, 2000, the Tel Aviv District Court appointed Daniel Friedman, an Israeli lawyer, as a liquidator of Registrant's operating subsidiary in Israel, Multimedia K.I.D. Intelligence in Education Ltd. ("MKID Israel"). Mr. Friedman was appointed by the Court in response to a petition by employees of MKID Israel. These employees claimed that MKID Israel did not have the ability to pay their salaries and would not be able to pay to terminated employees the severance required by Israeli law.

The liquidator will have authority granted by the Court to manage MKID Israel, protect its assets and determine whether MKID Israel should be operated, sold or liquidated. The liquidator will investigate MKID Israel's operations and make a recommendation to the Court as to the appropriate course of action for MKID Israel.

Registrant cannot predict what action will result from the appointment of Mr. Friedman as liquidator or whether Registrant will ultimately receive any value for its shares in MKID Israel. Registrant conducts substantially all of its operations through MKID Israel and substantially all of the operating assets of the business are held by MKID Israel. Accordingly, if Registrant does not realize any value for its shares in MKID Israel, it would be likely that Registrant's shareholders would not realize any value for their shares as well.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MULTIMEDIA K.I.D., INC.


Date: December 28, 2000                    By: /s/ Cliff DeGroot
                                               ------------------------
                                                   Cliff DeGroot
                                                   Chief Financial Officer






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